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                                                                   Exhibit 10.42









                                  E-LOAN, INC.

                            STOCK PURCHASE AGREEMENT

                                  May 20, 1999




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                                TABLE OF CONTENTS

                                                                                                Page
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
1.   Purchase and Sale of
     Stock.....................................................................................   1

     1.1  Sale and Issuance of Stock...........................................................   1
     1.2  The Closing..........................................................................   1

2.   Representations and Warranties of the Company.............................................   1

     2.1  Organization and Good Standing.......................................................   1
     2.2  Authorization........................................................................   1
     2.3  Valid Issuance of Stock..............................................................   2
     2.4  Litigation...........................................................................   2
     2.5  Properties...........................................................................   2
     2.6  Compliance with Other Documents......................................................   2

3.   Representations and Warranties of the Investor............................................   2

     3.1  Authorization........................................................................   2
     3.2  Investigation........................................................................   2
     3.3  Accredited Investor..................................................................   2
     3.4  Purchase Entirely for Own Account....................................................   3

4.   Conditions to the Investor's Obligation at Closing........................................   3

     4.1  Representations and Warranties.......................................................   3
     4.2  Securities Laws......................................................................   3
     4.3  Authorizations.......................................................................   3
     4.4  Initial Public Offering of Common Stock..............................................   3

5.   Conditions to the Company's Obligations at Closing........................................   3

     5.1  Representations and Warranties.......................................................   3
     5.2  Securities Laws......................................................................   3
     5.3  Authorizations.......................................................................   3
     5.4  Initial Public Offering of Common Stock..............................................   4
     5.5  Payment of Purchase Price............................................................   4

6.   Covenants of the Company and the Investor.................................................   4

     6.1  Agreement Not to Transfer............................................................   4
     6.2  Market Stand-Off.....................................................................   4

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


     6.3  Notice of Intention to Transfer......................................................   4
     6.4  Voting Agreements....................................................................   5

7.   Miscellaneous.............................................................................   5

     7.1  Governing Law........................................................................   5
     7.2  Survival; Additional Securities......................................................   5
     7.3  Successors and Assigns...............................................................   5
     7.4  Entire Agreement.....................................................................   5
     7.5  Notices..............................................................................   6
     7.6  Amendments and Waivers...............................................................   6
     7.7  Legal Fees...........................................................................   6
     7.8  Expenses.............................................................................   6
     7.9  Titles and Subtitles.................................................................   6
    7.10  Counterparts.........................................................................   6
    7.11  Severability.........................................................................   6
    7.12  Confidentiality......................................................................   6


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                            STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT is made as of the 20th day of May 1999, by and between E-Loan, Inc., a Delaware corporation (the "Company") and Forum Holdings, Inc. (the "Investor").

     WHEREAS, the Investor has indicated a desire to purchase $12,500,000 of shares of Common Stock from the Company at a price per share equal to the price of the Company's Common Stock at the time of the Company's initial public offering.

     WHEREAS, the Company has indicated a desire to sell $12,500,000 of shares of Common Stock to the Investor and has agreed to register such shares under the Securities Act of 1933, as amended (the "Securities Act") on the terms set forth herein.

     WHEREAS, the Company and the Investor have agreed that this Agreement shall constitute the entire understanding and agreement between the parties with regard to the subject matter hereof.

     NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

     1.   Purchase and Sale of Stock.

          1.1 Sale and Issuance of Stock. Subject to the terms and conditions of this Agreement, the Company agrees to sell to the Investor and the Investor agrees to purchase from the Company $12,500,000 shares of the Company's Common Stock (the "Stock").

          1.2 The Closing. The purchase and sale of the Stock shall be held at the Company's offices concurrently with the closing of the Company's initial public offering (the "IPO") or, if later, upon satisfaction or waiver of each of the conditions set forth in Sections 4 and 5 (the "Closing"). At the Closing, the Company will deliver the Stock to the Investor against payment of the purchase price therefor by check payable to the order of the Company or by wire transfer. The per share purchase price for the Stock shall be equal to the per share price paid by the public for the Company's Common Stock in the IPO, less any underwriter discounts and commissions.

     2. Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor that:

          2.1 Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted.

          2.2 Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder, and the authorization, issuance and delivery of the Stock has been taken or will be taken prior to the Closing, subject to laws of general

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application relating to bankruptcy, insolvency and the relief of debtors and by general principles of equity.

          2.3 Valid Issuance of Stock. The Stock, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed, will be duly and validly issued, fully paid and nonassessable and, based in part upon the representations of the Investor in this Agreement, will be issued in compliance with all applicable federal and state securities laws.

          2.4 Litigation. Except as set forth in the Company's registration statement prepared in connection with the IPO, as filed with the Securities and Exchange Commission ("SEC") and amended from time to time (the "Registration Statement"), there are no actions, proceedings or investigations pending or, to the best of Company's knowledge, any basis therefor or threat thereof, against or affecting the Company, that, either in any case or in the aggregate, would result in any material adverse change in the business, financial condition, or results of operations of the Company.

          2.5 Properties. To the best of the Company's knowledge (but without having conducted any special investigation), the Company has (i) good and marketable title to its properties and assets and has good title to all its leasehold interests, and (ii) sufficient title, license and/or ownership of all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for its business as now conducted on the date hereof.

          2.6 Compliance with Other Documents. The execution and delivery of this Agreement, consummation of the transactions contemplated hereby, and compliance with the terms and provisions hereof will not conflict with or result in a breach of the terms and conditions of, or constitute a default under the Restated Certificate or Bylaws of the Company or of any contract or agreement to which the Company is now a party, except where such conflict, breach or default of any such contract or agreement, either individually or in the aggregate, would not have a material adverse effect on the Company's business, financial condition or results of operations.

     3. Representations and Warranties of the Investor. The Investor hereby represents and warrants that:

          3.1 Authorization. This Agreement constitutes the valid and legally binding obligation of the Investor, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and by general principles of equity.

          3.2 Investigation. The Investor acknowledges that it has had an opportunity to discuss the business, affairs and current prospects of the Company with the Company's president. The Investor further acknowledges having had access to information about the Company that it has requested or considers necessary for purposes of purchasing the Stock.

          3.3 Accredited Investor. The Investor is an "accredited investor" as such term is defined in Regulation D adopted by the SEC.

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          3.4  Purchase Entirely for Own Account. This Agreement is made with the Investor in reliance upon the Investor's representation to the Company, which by the Investor's execution of this Agreement the Investor hereby confirms, that the Stock will be acquired for investment for the Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same.

     4. Conditions to the Investor's Obligation at Closing. The obligation of the Investor to purchase the Stock at the Closing is subject to the fulfillment to the Investor's satisfaction on or prior to the Closing of the following conditions:

          4.1 Representations and Warranties. The representations and warranties made by the Company in Section 2 hereof shall be true and correct when made, and shall be true and correct as of the Closing with the same force and effect as if they had been made on and as of such date, subject to changes contemplated by this Agreement.

          4.2 Securities Laws. The offer and sale of the Stock to the Investor pursuant to this Agreement shall be exempt from the registration requirements of the Securities Act and qualification requirements of all applicable state securities laws.

          4.3 Authorizations. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body that are required in connection with the lawful issuance and sale of the Stock pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing.

          4.4 Initial Public Offering of Common Stock. The initial public offering of the Company's Common Stock shall have occurred.

     5. Conditions to the Company's Obligations at Closing. The obligation of the Company to sell the Stock at the Closing is subject to the fulfillment to the Company's satisfaction on or prior to the Closing of the following conditions:

          5.1 Representations and Warranties. The representations and warranties of the Investor contained in Section 3 hereof shall be true as of the Closing with the same force and effect as if they had been made on and as of such date, subject to changes contemplated by this Agreement.

          5.2 Securities Laws. The offer and sale of the Stock to the Investor pursuant to this Agreement shall be exempt from the registration requirements of the Securities Act qualification requirements of all applicable state securities laws.

          5.3 Authorizations. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body that are required in connection with the lawful issuance and sale of the Stock pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing.

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          5.4  Initial Public Offering of Common Stock. The initial public offering of the Company's Common Stock shall have occurred.

          5.5 Payment of Purchase Price. The Investor shall have delivered to the Company the purchase price for the Stock as set forth in Section 1.2 hereof.

     6.   Covenants of the Company and the Investor.

          6.1  Agreement Not to Transfer.

               (a) Prior to the first anniversary of the Closing, the Investor shall not, directly or indirectly, Transfer or offer to Transfer any shares of the Stock other than to affiliates who agree to be bound by the terms of this Agreement, unless the Company consents to such Transfer and the transferee agrees to be bound by this Agreement.

               (b) In order to enforce the Transfer Restrictions, the Company may impose stop-transfer instructions with respect to the Stock until the end of the restricted period.

               (c) As used in this Agreement, the term "Transfer" shall mean any sale, transfer, assignment, hypothecation, encumbrance or other disposition, whether voluntary or involuntary, of shares of the Stock. In the case of a hypothecation, the Transfer shall be deemed to occur both at the time of the initial pledge and at any pledgee's sale or a sale by any secured creditor or a retention by the secured creditor of the pledged shares of the Stock in complete or partial satisfaction of the indebtedness for which the shares of the Stock are security.

          6.2 Market Stand-Off. In addition to the Transfer Restrictions (which shall in no way be limited by the following), in connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, the Investor shall not Transfer or offer to Transfer any shares of the Stock without the prior written consent of the Company and its underwriters. Such restriction (the "Market Stand-Off") shall be in effect for such period of time from and after the effective date of the final prospectus for the offering as may be requested by the Company or such underwriters; provided, however, that (i) such Market Stand-Off shall not exceed one hundred eighty (180) days, and (ii) the Investor shall be subject to the Market Stand-Off only if the officers, directors and other stockholders of the Company are also subject to similar restrictions. In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the Stock until the end of the applicable stand-off period.

          6.3 Notice of Intention to Transfer. In the event the Investor plans to Transfer shares of the Stock in one or more transactions, the Investor shall inform the Company of such intention to Transfer such shares fifteen (15) days prior to such Transfer. Investor shall agree that any transfer, sale or other disposition of the Company's Common Stock shall be through an orderly disposition, including, at the request of the Company, through a broker-dealer recommended by the Company.

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          6.4  Voting Agreements. The following provision will be applicable at any time the Investor owns or controls in excess of 9.5% of the Voting Securities (as defined below): In the event that the Board of Directors of the Company approves a sale of substantially all of the assets or capital stock of the Company or a merger in which the Company would not be the surviving corporation, the Investor agrees to vote all shares of Voting Securities owned by it with respect to such sale of substantially all of the assets or capital stock or merger in the same proportion as the votes cast by all other stockholders of the Company entitled to vote on such matter (other than the Investor) at such time as such matter is presented for a vote of the stockholders of the Company. The Investor, as a holder of Voting Securities, shall be present, in person or by proxy, at all meetings of stockholders of the Company so that all shares of Voting Securities beneficially owned by it may be counted for the purpose of determining the presence of a quorum at such meetings. For purposes of this Agreement, (i) the term "Voting Securities" shall refer to all securities of the Company entitled to vote generally for the election of directors, and (ii) the term "beneficial ownership" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

     7.   Miscellaneous.

          7.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of Delaware, without regard to the conflict of law provisions thereof.

          7.2 Survival; Additional Securities. The representations and warranties set forth in Sections 2 and 3 shall survive until the Closing. The covenants and agreements set forth in Section 6 shall survive in accordance with their terms. Any new, substituted or additional securities which are by reason of any stock split, stock dividend, recapitalization or reorganizationdistributed with respect to the Stock ("Stock Distributions") shall be immediately subject to the covenants and agreements set forth in
Section 6 to the same extent the Stock is at such time covered by such provisions.

          7.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the respective successors and assigns of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Notwithstanding anything to the contrary contained herein, the covenants set forth in Section 6 shall not be binding upon any entity (other than an affiliate of the Investor) which acquires any shares of the Stock or a Stock Distribution in a transaction permitted hereunder.

          7.4 Entire Agreement. This Agreement constitutes the entire understanding and agreement between the parties with regard to the subject matter hereof.

          7.5 Notices. Except as otherwise provided, all notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, (i) five (5) days after deposit with the U.S. postal service or other applicable postal service, if delivered by first class mail, postage prepaid, (ii)

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upon delivery, if delivered by hand, (iii) one (1) business day after the day of deposit with Federal Express or similar overnight courier, freight prepaid, if delivered by overnight courier or (iv) one (1) business day after the day of facsimile transmission, if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed, (a) if to the Investor, at the Investor's address set forth below its signature, or at such other address as the Investor shall have furnished to the Company in writing, or
(b) if to the Company, at its address as set forth below its signature, or at such other address as the Company shall have furnished to the Investor in writing.

          7.6 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of the Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Investor.

          7.7 Legal Fees. In the event of any action at law, suit in equity or arbitration proceeding in relation to this Agreement or the Stock or any Stock Distribution, the prevailing party shall be paid by the other party a reasonable sum for the attorneys' fees and expenses incurred by such prevailing party.

          7.8 Expenses. Irrespective of whether the Closing is effected, the Company and the Investor shall each pay their own costs and expenses incurred with respect to the negotiation, execution, delivery and performance of this Agreement.

          7.9 Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

          7.10 Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

          7.11 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          7.12 Confidentiality. The parties hereto agree that, except with the prior written permission of the other party, it shall at all times keep confidential and not divulge, furnish, or make accessible to anyone any confidential information, knowledge, or data concerning or relating to the business or financial affairs of such other party to which said party has been or shall become privy by reason of this Agreement, discussions or negotiations relating to this Agreement, or the performance of its obligations hereunder.

                           [Signature Page to Follow]

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year hereinabove first written.

E-LOAN, INC.
5875 Arnold Road
Dublin, CA  94568


/s/ Chris Larsen
--------------------------------
By: Chris Larsen

Title: Chief Financial Officer



Forum Holdings, Inc.

/s/ Jean Bernard Tullio
--------------------------------
By: Jean Bernard Tullio

Title:



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